Exhibit 99.1

Digital Brands Group to Report Third Quarter 2024 Financial Results on Thursday, November 14, 2024

Austin, TX – November 13, 2024—Digital Brands Group, Inc. (“DBG”) (NASDAQ: DBGI), a curated collection of luxury lifestyle, digital-first brands, will report financial results for the third quarter ended September 30, 2024 on Thursday, November 14, 2024 at 4:30 p.m. ET.

Management will host a conference call on Thursday, November 14, 2024 at 5:00 p.m. ET to discuss the results. The live conference call can be accessed by dialing 877-545-0523 from the U.S. or internationally. The conference I.D. code is 288336 or referencing Digital Brands or via the web by using the following link: https://www.webcaster4.com/Webcast/Page/3044/51655

About Digital Brands Group

We offer a wide variety of apparel through numerous brands on a both direct-to-consumer and wholesale basis. We have created a business model derived from our founding as a digitally native-first vertical brand. We focus on owning the customer’s “closet share” by leveraging their data and purchase history to create personalized targeted content and looks for that specific customer cohort.

Digital Brands Group, Inc. Company Contact

Hil Davis, CEO

Email: invest@digitalbrandsgroup.co

Phone: (800) 593-1047

SOURCE Digital Brands Group, Inc.

Related Links

https://www.digitalbrandsgroup.co

https://ir.digitalbrandsgroup.co